Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Avid Technology, Inc.
Burlington, Massachusetts
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 9, 2021, relating to the consolidated financial statements and the effectiveness of Avid Technology, Inc.’s internal controls over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

Boston, Massachusetts
May 18, 2021